Exhibit 10.1
CREDIT AGREEMENT
DATED AS OF AUGUST 25, 2008
by and among
PACIFIC OFFICE PROPERTIES, L.P.,
AS BORROWER,
KEYBANK NATIONAL ASSOCIATION,
AND
OTHER LENDERS THAT MAY BECOME
PARTIES TO THIS AGREEMENT,
KEYBANK NATIONAL ASSOCIATION,
AS AGENT,
AND
KEYBANC CAPITAL MARKETS,
AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (this “Agreement”) is made as of the 25th day of August, 2008, by and among PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the other lending institutions that may become parties hereto pursuant to §18 (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), and KEYBANC CAPITAL MARKETS, as Sole Lead Arranger and Sole Book Manager.
R E C I T A L S
     WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility to the Borrower; and
     WHEREAS, the Agent and the Lenders are willing to provide such revolving credit facility to the Borrower on and subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:
§1. DEFINITIONS AND RULES OF INTERPRETATION.
     §1.1 Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:
          Acknowledgments. The Acknowledgments executed by each Company in favor of the Agent, acknowledging the pledge of Equity Interests in such Company to Agent, such Acknowledgement to be in form and substance satisfactory to Agent.
          Additional Commitment Request Notice. See §2.10(a).
          Additional Guarantor. Each additional Subsidiary of Borrower which becomes a Subsidiary Guarantor pursuant to §5.2.
          Additional Pledgor. Each additional Pledgor which becomes a Pledgor pursuant to §5.3.
          Additional Security Documents. See § 5.3.
          Adjusted Consolidated Fixed Charges. On any date of determination, the sum of (a) Consolidated Interest Expense, plus (b) the amount of any Preferred Distributions attributable to Borrower and REIT during such period, plus (c) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (d) federal and state income taxes paid, in each of (a), (b), (c) and (d) as measured for the period of four (4) fiscal quarters most recently ended (provided however that if financial information has not existed for four (4) fiscal quarters as of the date of determination, then such calculation shall be based upon the period of those calendar quarters that are available commencing April 1, 2008 and ended prior to the date of determination annualized in a manner reasonably acceptable to Agent). Adjusted Consolidated Fixed Charges shall include such Person’s Equity Percentage in the Adjusted Consolidated Fixed Charges of its Unconsolidated Affiliates.
          Adjusted Consolidated EBITDA. On any date of determination, the sum of (a) the Consolidated EBITDA for the prior four (4) fiscal quarters most recently ended (provided however that if financial information has not existed for four (4) fiscal quarters as of the date of determination, then such calculation shall be based upon the period of those calendar quarters that are available commencing April 1, 2008 and ended prior to the date of determination annualized in a manner reasonably acceptable to Agent), less (b) the Capital Reserve.
          Adjusted Real Estate Collateral Value. An amount equal to the Real Estate Collateral Value divided by 1.25.
          Advisor. Pacific Office Management, Inc., a Delaware corporation.
          Advisory Agreement. That certain Advisory Agreement dated as of March 19, 2008 by and between Borrower, the REIT and Advisor.
          Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.
          Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.
          Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.
          Agent’s Special Counsel. McKenna Long & Aldridge LLP or such other counsel as selected by Agent.
          Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.
          Agreement Regarding Fees. See §4.2.

          Arranger. KeyBanc Capital Markets or any successor.
          Assignment and Acceptance Agreement. See §18.1.
          Assignment of Interests. The Assignment of Interests dated of even date herewith made by Pledgors in favor of Agent for the benefit of the Lenders.
          Authorized Officer. Any of the following Persons: Jim Kasim and such other Persons as Borrower shall designate in a written notice to Agent.
          Balance Sheet Date. June 30, 2008.
          Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
          Base Rate. The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate” or (b) one half of one percent (0.5%) above the Federal Funds Effective Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.
          Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.
          Borrower. Pacific Office Properties, L.P., a Delaware limited partnership.
          Borrowing Base. The Borrowing Base shall be the amount which is the sum of the aggregate Borrowing Base Asset Values of the Borrowing Base Assets.
          Borrowing Base Asset. Borrowing Base Asset shall mean any Eligible Asset which satisfies the conditions set forth in §7.17(a). The initial Borrowing Base Assets are described on Schedule 7.17 hereto.
          Borrowing Base Asset Value. The Borrowing Base Asset Value of any Borrowing Base Asset shall be the Interest Value; provided that the Borrowing Base Asset Value of any Borrowing Base Asset shall be deemed to be zero in the event of any event of default or other event which would permit the acceleration of any senior mortgage or mezzanine Indebtedness with respect to such Borrowing Base Asset has occurred and is continuing.
          Borrowing Base Certificate. See §7.4(c).
          Borrowing Base Covenant. The covenant set forth in § 9.5.
          Breakage Costs. The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of the Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which the Borrower has elected a LIBOR Rate Loan.
          Building. With respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.
          Business Day. Any day on which banking institutions located in the same city and State as the Agent’s Head Office is located and in Los Angeles, California are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.
          Capital Reserve. For any period and with respect to any improved Real Estate, an amount per annum equal to $0.50 multiplied by the total square footage of the Buildings in such Real Estate, less the amount of related cash balances maintained in lender reserve accounts pursuant to Senior Loan Documents which are attributable to the Buildings in such Real Estate. If the term Capital Reserve is used without reference to any specific Real Estate, then the amount shall be determined on an aggregate basis with respect to all Real Estate of the Borrower and its Subsidiaries and a proportionate share of all Real Estate of all Unconsolidated Affiliates. The Capital Reserve shall be calculated based on the total square footage of the Buildings owned (or ground leased) at the end of each fiscal quarter.
          Capitalization Rate. 6.50%.
          Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.
          Capitalized Value. For any Real Estate, an amount equal to (a) the sum of the Net Operating Income for such Real Estate for the period of four (4) fiscal quarters most recently ended (provided however that if financial information has not existed for four (4) fiscal quarters as of the date of determination, then such calculation shall be based upon the period of those calendar quarters that are available commencing April 1, 2008 and ended prior to the date of determination annualized in a manner reasonably acceptable to Agent), minus the Capital Reserve for such Real Estate for such period, divided by (b) the Capitalization Rate.
          Cash Collateral Agreement. The Cash Collateral Account and Control Agreement among Borrower, Guarantors, Agent and KeyBank as depository, as the same may be modified or amended, such agreement to be in form and substance satisfactory to Agent.
          Carve-Out Guarantors. Collectively, Shidler West Investment Partners, L.P. and Shidler Hawaii Investment Partners, LLC.
          Carve-Out Guaranty. That certain Indemnity and Guaranty Agreement dated as of the date hereof executed by the Carve-Out Guarantors.
          Cash Collateralize. To pledge and deposit with or deliver to Agent, for the benefit of the Issuing Lender of a Letter of Credit, as collateral for the Letter of Credit Liabilities and other Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Agent and the Issuing Lender. Agent, for the benefit of the Issuing Lender, shall have a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash collateral shall be maintained in blocked, interest bearing deposit accounts at KeyBank which bear interest at the rate available for KeyBank’s standard institutional money market accounts.
          CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C § 9601, et seq.).
          Change of Control. A Change of Control shall exist upon the occurrence after the Closing Date of any of the following:
          (a) any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of REIT, POP Venture or the Borrower equal to at least thirty-five percent (35.0%);
          (b) as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or the Borrower consists of individuals who were not either (i) directors or trustees of REIT or the Borrower as of the date hereof, or (ii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower, which majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above (excluding, in the case of both clause (ii) and (iii) above, any individual whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors or trustees by any Person or group other than a solicitation for the election of one or more directors or trustees by or on behalf of the Board); or
          (c) REIT, the Borrower or any of their respective Subsidiaries consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4); or
          (d) REIT and POP Venture shall fail to own directly or indirectly at least fifty-five percent (55%) of Borrower; or
          (e) the Borrower shall no longer be controlled by REIT; or
          (f) the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor; or

          (g) (i) the Borrower shall no longer be managed and advised by Advisor, or (ii) the Advisor shall no longer be directly or indirectly majority owned and controlled by one or more of Jay H. Shidler, James C. Reynolds, Lawrence J. Taff, James R. Ingebritsen and Matthew J. Root.
          Clifford Center Real Estate. That certain Real Estate owned by City Center, LLC that is commonly referred to as “Clifford Center”.
          Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied.
          Code. The Internal Revenue Code of 1986, as amended.
          Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries which are subject to the security interests and liens created by the Security Documents.
          Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans to the Borrower and to participate in Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.
          Commitment Increase. An increase in the Total Commitment to not more than $40,000,000.00 pursuant to §2.10.
          Commitment Increase Date. See §2.10(a).
          Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
          Company. Each “Company” as defined in the Assignment of Interests.
          Compliance Certificate. See §7.4(c).
          Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
          Consolidated EBITDA. With respect to any period, an amount equal to the EBITDA of the Borrower and its Subsidiaries for such period determined on a Consolidated basis.

          Consolidated Fixed Charges. On any date of determination, the sum of (a) Consolidated Interest Expense, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) federal and state income taxes paid, in each of (a), (b) and (c) as measured for the period of four (4) fiscal quarters most recently ended (provided however that if financial information has not existed for four (4) fiscal quarters as of the date of determination, then such calculation shall be based upon the period of those calendar quarters that are available commencing April 1, 2008 and ended prior to the date of determination annualized in a manner reasonably acceptable to Agent). Consolidated Fixed Charges shall include such Person’s Equity Percentage in the Consolidated Fixed Charges of its Unconsolidated Affiliates but shall exclude Preferred Distributions.
          Consolidated Interest Expense. On any date of determination, without duplication, (a) total Interest Expense determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Person’s Equity Percentage of Interest Expense (subject to §8.15, other than Interest Expense from Excluded Affiliate Debt) of its Unconsolidated Affiliates for the applicable period.
          Consolidated Tangible Net Worth. The amount by which Gross Asset Value exceeds Consolidated Total Indebtedness.
          Consolidated Total Indebtedness. All Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis including (without duplication), such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates but excluding Excluded Affiliate Debt.
          Contribution Agreement. That certain Contribution Agreement dated of even date herewith among the Borrower, the Guarantors and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.
          Conversion/Continuation Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.
          Debt Expense Rate. 6.00%.
          Default. See §12.1.
          Default Rate. See §4.11.
          Delinquent Lender. See §14.5(c).
          Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
          Derivatives Termination Value. In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
          Development Property. Real Estate currently under development that has not become a Stabilized Property or on which the improvements related to the development have not been completed, provided that such a Development Property on which all improvements related to the development of such Real Estate have been substantially completed (excluding tenants improvements) for at least twelve (12) months shall cease to constitute a Development Property notwithstanding the fact that such Real Estate has not become a Stabilized Property, and shall be considered a Stabilized Property for the purposes of the calculation of Gross Asset Value.
          Distribution. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding.
          Dollars or $. Dollars in lawful currency of the United States of America.
          Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.
          Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted in accordance with §4.1.

          EBITDA. With respect to a Person for any period (without duplication): (a) net income (or loss) of such Person and its Subsidiaries (but excluding with respect to any Unconsolidated Affiliate) for such period determined on a consolidated basis in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; (v) share-based compensation; and (vi) other reasonable and customary non-cash expenses; plus (b) such Person’s pro rata share of EBITDA determined in accordance with clause (a) above of its Unconsolidated Affiliates.
          Eligible Asset. Eligible Real Estate or a limited liability company, partnership, common stock or other form of ownership approved by the Agent in a special purpose, bankruptcy remote Person which owns, directly or through one or more special purpose, bankruptcy remote Persons, Eligible Real Estate. Such Eligible Real Estate and any equity interests in the Person owning such Eligible Real Estate (other than the Eligible Asset) may be subject to a mortgage loan or a mezzanine loan, provided that each such loan is performing in accordance with its payment terms, no event of default or other event which would permit the acceleration of such loan shall have occurred under the applicable documents and, except with respect to loans pursuant to the agreements listed on Schedule 8.1(f), the holder of such loan has entered into an intercreditor agreement reasonably acceptable to Agent which consents to the pledge of 100% of the Eligible Assets to Agent to secure the Obligations and the foreclosure and sale by Agent of such Eligible Assets and which provides, among other things, for notice to Agent of any default under such loan and the right to cure such default.
          Eligible Real Estate. Real Estate shall constitute Eligible Real Estate if:
          (a) such Real Estate is wholly-owned in fee (or a ground lease acceptable to the Agent in its reasonable discretion provided that such ground lease has not been terminated and is performing in accordance with its payment terms and no event of default or other event which would permit the termination of such ground lease shall have occurred under the applicable ground lease documents and provided further that upon a First Insurance Ground Lease Subordination Event, Borrower has delivered to Agent a commercially reasonable subordination, attornment and non-disturbance agreement from the fee mortgagee in favor of the holder of the leasehold interest which is reasonably acceptable to Agent) by Borrower or a Wholly-Owned Subsidiary of Borrower;
          (b) such Real Estate is located within California, Arizona or Hawaii and is consistent with Borrower’s business strategy as of the date of this Agreement;
          (c) such Real Estate is improved with a completed income-producing office building;
          (d) such Real Estate is managed by the Borrower or an Affiliate thereof;
          (e) no interest of the Borrower or any Guarantor therein is subject to any Lien (other than the Liens securing mortgage and mezzanine loans permitted in the definition of Eligible Asset); and

          (f) such Real Estate is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Real Estate and would not materially adversely affect the value, use or ability to sell or refinance such Real Estate.
          Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.
          Environmental Engineer. Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.
          Environmental Laws. As defined in the Indemnity Agreement.
          Equity Interests. With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
          Equity Offering. The issuance and sale after the Closing Date by the Borrower or any of its Subsidiaries, POP Venture or REIT of any equity securities of such Person.
          Equity Percentage. The aggregate ownership percentage of REIT, the Borrower or their respective Subsidiaries in each Unconsolidated Affiliate.
          ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.
          ERISA Affiliate. Any Person which is treated as a single employer with REIT or its Subsidiaries under §414 of the Code.
          ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.
          Event of Default. See §12.1.
          Excluded Affiliate Debt. Seller -financed indebtedness incurred in connection with the acquisition and formation of an Unconsolidated Affiliate and contributor-financed indebtedness incurred in connection with the formation transactions of the Borrower and certain Affiliates thereof on March 19, 2008, or in connection with additional acquisitions as permitted in §8.11, in each case that are expressly and satisfactorily subordinated to the Obligations pursuant to a Subordination and Standstill Agreement.
          Extension Request. See §2.9.
          Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”
          First Insurance Ground Lease. That certain Ground Lease dated December 20, 2005, between 101 Park Avenue (1100 Ward) LLC, as Landlord, and POP Ward Avenue, as Tenant.
          First Insurance Ground Lease Subordination Event. The subordination of the leasehold interest of POP Ward Avenue under the First Insurance Ground Lease to the interest of the mortgagee of the fee interest in the First Insurance Real Estate.
          First Insurance Real Estate. That Real Estate described in and subject to the First Insurance Ground Lease.
          Funds from Operations. With respect to any Person for any period, an amount equal to the Net Income (or Loss) of such Person for such period, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis.
          GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.
          Gross Asset Value. On a consolidated basis for the Borrower and its Subsidiaries, Gross Asset Value shall mean the sum of (without duplication with respect to any Real Estate):
               (i) with respect to each Stabilized Property, the Capitalized Value of all such Real Estate; plus

               (ii) with respect to Development Properties until the earlier of (A) the one (1) year anniversary of the acquisition of such Real Estate by such Person or (B) the first day of the first fiscal quarter following the date such Real Estate becomes a Stabilized Property, the lesser of (x) the cost (determined in accordance with GAAP) of such Development Property and (y) the as-is appraised value of such Development Property as determined by a current appraisal satisfactory to Agent.
Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination. All income, expense and value associated with assets included in Gross Asset Value disposed of during the calendar quarter most recently ended prior to the date of determination will be eliminated from calculations. Gross Asset Value will be adjusted to only include an amount equal to Borrower’s or any of its Subsidiaries’ pro rata share (based upon such Person’s Equity Percentage in such Unconsolidated Affiliate) of the Gross Asset Value attributable to any of the items listed above in this definition owned by such Unconsolidated Affiliate.
          Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
          Guarantor. Collectively, REIT, the Subsidiary Guarantors and each Additional Guarantor, and individually any one of them.
          Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantors in favor of the Agent and the Lenders, as the same may be modified or amended, such Guaranty to be in form and substance reasonably satisfactory to the Agent.
          Hazardous Substances. As defined in the Indemnity Agreement.
          Inactive Amount. An amount equal to $10,000,000.00, which as of the date hereof is not available to be borrowed by the Borrower, and which does not constitute a part of the Commitments or Total Commitments.
          Increase Notice. See §2.10(a).
          Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than ninety (90) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) all obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied solely by the issuance of Equity Interests), (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership and other similar events) until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim ), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage in such Unconsolidated Affiliates) of any Unconsolidated Affiliate of such Person.
          Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials made by the Borrower, Carve-Out Guarantors and Guarantors in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, pursuant to which the Borrower, each Carve-Out Guarantor and each Guarantor agrees to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.
          Interest Expense. On any date of determination, with respect to the Borrower and its Subsidiaries (but excluding with respect to any Unconsolidated Affiliate except as set forth in (b) below), without duplication, (a) interest incurred (in accordance with GAAP) for the period of four (4) fiscal quarters most recently ended (provided however that if financial information has not existed for four (4) fiscal quarters as of the date of determination, then such calculation shall be based upon the period of those calendar quarters that are available commencing April 1, 2008 and ended prior to the date of determination annualized in a manner reasonably acceptable to Agent), including capitalized interest not funded under a construction loan, plus (b) the Borrower’s and its Subsidiaries’ Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such same period. Notwithstanding the foregoing, Interest Expense shall not include (i) interest expense attributable to Excluded Affiliate Debt unless otherwise specified herein or (ii) amortization expense.
          Interest Payment Date. As to each Loan, the first (1st) day of each calendar month during the term of such Loan.
          Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
               (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;
               (ii) if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected LIBOR Rate Loan, on the last day of the then current Interest Period with respect thereto, as a LIBOR Rate Loan with an Interest Period of one month;
               (iii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and
               (iv) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.
          Interest Value. With respect to any Eligible Asset, an amount equal to the product of (a) the sum of (i) the Adjusted Real Estate Collateral Value for the applicable Eligible Real Estate minus (ii) any Indebtedness encumbering such Eligible Real Estate or any Senior Equity Interest therein, multiplied by (b) the Borrower’s or Subsidiary Guarantor’s, as applicable, ownership interest (expressed as a percentage) in such Eligible Real Property which has been pledged to Lender as Collateral.
          Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or

(ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.
          Issuing Lender. KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.
          Joinder Agreement. The Joinder Agreement with respect to the Guaranty, the Contribution Agreement and the Indemnity Agreement to be executed and delivered pursuant to §5.2 by any Additional Guarantor, such Joinder Agreement to be substantially in the form of Exhibit B hereto.
          KeyBank. As defined in the preamble hereto.
          Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.
          Lenders. KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18). The Issuing Lender shall be a Lender, as applicable.
          Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §2.8.
          Letter of Credit Liabilities. At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Loan). For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.8, and the Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Lender of their participation interests under such Section.
          Letter of Credit Request. See §2.8(a).
          LIBOR. For any LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR01 Page at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.
          LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.
          LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.
          LIBOR Rate Loans. Loans bearing interest calculated by reference to LIBOR.
          Lien. See §8.2.
          Loan Documents. This Agreement, the Guaranty, the Carve-Out Guaranty, the Notes, the Letter of Credit Request, the Security Documents, the Subordination of Management Agreements, the Subordination of Advisory Fees, the Subordination and Standstill Agreement and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.
          Loan Request. See §2.5.
          Loan and Loans. An individual loan or the aggregate loans, as the case may be, in the maximum principal amount of $30,000,000.00 (subject to increase as provided in §2.10) to be made by the Lenders hereunder as more particularly described in §2. Without limiting the foregoing, Loans shall also include Loans made pursuant to §2.8(f). All Loans shall be made in Dollars.
          Management Agreements. Agreements, whether written or oral, providing for the management of any Real Estate, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.
          Mandatorily Redeemable Stock. With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests).
          Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise) or results of operations of REIT, the Borrower and their respective Subsidiaries considered as a whole; (b) the ability of REIT, the Borrower or any Subsidiary Guarantor to perform any of its obligations under the Loan Documents; (c) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of Agent in the Collateral; or (d) the rights or remedies of Agent or the Lenders under the Loan Documents.
          Material Subsidiary. Any existing or future Subsidiary of the Borrower which at any time has assets that constitute five percent (5%) or more of the Gross Asset Value.
          Maturity Date. August 25, 2010, as such date may be extended as provided in §2.9, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.
          Moody’s. Moody’s Investors Service, Inc.
          Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by Borrower or a Subsidiary Guarantor which is security for the Obligations pursuant to the Mortgages.
          Mortgages. The mortgages, deeds to secure debt and/or deeds of trust from Borrower or a Subsidiary Guarantor to the Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Lenders), as the same may be modified or amended, pursuant to which such Borrower or Subsidiary Guarantor has conveyed or granted a mortgage lien upon or a conveyance in fee simple of a Mortgaged Property as security for the Obligations, each such Mortgage entered into after the date hereof to be in form and substance reasonably satisfactory to Agent.
          Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.
          Net Income (or Loss). With respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.
          Net Offering Proceeds. The gross cash proceeds received by the Borrower or any of its Subsidiaries, POP Venture or REIT as a result of an Equity Offering less the customary and reasonable costs, expenses and discounts paid by the Borrower or such Subsidiary, POP Venture or REIT in connection therewith.
          Net Operating Income. For any Real Estate and for a given period, an amount equal to the sum of (a) the rents, common area reimbursements and other revenue (including interest income) for such Real Estate for such period received in the ordinary course of business from tenants in occupancy (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT, the Borrower and their respective Subsidiaries and any property management fees), minus (c)  the greater of (i) actual property management expenses of such Real Estate or (ii) an amount equal to three percent (3.0%) of the gross revenues from such Real Estate, minus (d) all rents, common area reimbursements and other income for such Real Estate received from tenants in default of obligations under their lease or with respect to leases as to which the tenant or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding, plus (e) in connection with the calculation of Gross Asset Value (and without duplication), one-third of the base return allocation paid to Borrower from an Unconsolidated Affiliate included in the applicable operating agreement or other organizational agreement of such Unconsolidated Affiliate.
          Net Rentable Area. With respect to any Real Estate, the floor area of any buildings, structures or other improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.
          Non-Recourse Exclusions. With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation or misapplication of funds, (ii) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness; (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document); or (v) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary bankruptcy, insolvency or similar proceeding.
          Non-Recourse Indebtedness. With respect to a Person, Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
          Notes. See §2.1(b).
          Notice. See §19.
          Obligations. All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.
          OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.
          Off-Balance Sheet Obligations. Liabilities and obligations of REIT, the Borrower or any of their respective Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which REIT or Borrower, as applicable, would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s or Borrower’s, as applicable, report on Form 10-Q or Form 10-K (or their equivalents) which REIT or Borrower, as applicable, is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefore). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).
          Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.
          POP Ward Avenue. Pacific Office Properties Trust (Ward Avenue) LLC.
          Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
          PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
          Permitted Liens. See §8.2.
          Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
          Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.
          Pledgors. Collectively, the Borrower and each Additional Pledgor, and individually any one of them.
          POP Venture. POP Venture, LLC, a Delaware limited liability company.

          Preferred Distributions. For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the Borrower or any of its Subsidiaries or REIT. Preferred Distributions shall not include dividends or distributions: (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
          Preferred Securities. With respect to any Person, Equity Interests in such Person, which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.
          Proceeds. The proceeds received by Borrower, REIT, POP Venture or any of the respective Subsidiaries or an Unconsolidated Affiliate of Borrower in connection with the sale or refinancing of Real Estate or in connection with an Equity Offering and any other net proceeds received by Borrower, REIT, POP Venture or any of the respective Subsidiaries or an Unconsolidated Affiliate of Borrower from any other capital raising activities or sale of any kind.
          Real Estate. All real property at any time owned or leased (as lessee or sublessee) in whole or in part or operated by REIT, the Borrower or any of their respective Subsidiaries, or an Unconsolidated Affiliate of the Borrower, and which is located in the United States of America.
          Real Estate Collateral Value. An amount equal to (A) (x) the Net Operating Income attributable to such Real Estate for the period of the calendar quarter most recently ended prior to the date of determination, minus (y) the Capital Reserve for such Real Estate for such period, times (B) four (4) (which is the annualization factor) divided by (C) the Debt Expense Rate.
          Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.
          Register. See §18.2.
          REIT. Pacific Office Properties Trust, Inc., a Maryland corporation.
          REIT Status. With respect to a Person, its status as a real estate investment trust as defined in §856(a) of the Code.
          Release. Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws) of Hazardous Substances.

          Removed Borrowing Base Asset. Any property previously included within the definition of “Borrowing Base Asset” as to which all of the following conditions have been met: (a) the Borrower has notified the Agent in writing that it wishes to exclude such property from the definition of “Borrowing Base Asset” as a result of the sale or other permanent disposition of such Borrowing Base Asset, (b) no Default or Event of Default has occurred and is continuing or is reasonably expected to occur at the time such property is excluded from the definition of “Borrowing Base Asset” or would result from such exclusion, and (c) prior to the exclusion of such property from the definition of “Borrowing Base Asset”, the Borrower has delivered to the Agent a Borrowing Base Certificate demonstrating, after giving effect to such exclusion, compliance with the Borrowing Base Covenant.
          Rent Roll. A report prepared by the Borrower showing for all Real Estate owned or leased by the Borrower or its Subsidiaries, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.
          Required Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Delinquent Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Delinquent Lenders.
          Reserve Percentage. For any Interest Period, that percentage which is specified two (2) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to the Loans to which such Interest Period applies and with a maturity equal to such Interest Period.
          SEC. The federal Securities and Exchange Commission.
          Security Documents. Collectively, the Acknowledgements, the Mortgages, the Joinder Agreements, the Assignment of Interests, the Cash Collateral Agreement, the Indemnity Agreement, and any further collateral assignments to the Agent for the benefit of the Lenders, including without limitation the Additional Security Documents.
          Senior Equity Interest. As to any Eligible Asset, any other Equity Interest which is entitled in whole or in part to payment of distributions or return of capital prior to such Eligible Asset.
          Senior Loan Documents. Any and all loan documents evidencing or issued in connection with senior mortgage or mezzanine Indebtedness in connection with a Borrowing Base Asset which is permitted in the definition of Eligible Asset.

          Single Asset Entity. A bankruptcy remote, single purpose entity which is a Subsidiary of the Borrower and which is not a Subsidiary Guarantor which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person.
          S&P. Standard & Poor’s Ratings Group.
          Stabilized Property. A completed project that has been substantially completed (excluding tenants improvements) for at least six (6) months shall constitute a Stabilized Property. Once a project becomes a Stabilized Property under this Agreement, it shall remain a Stabilized Property.
          Subordination and Standstill Agreement. Any and all subordination and standstill agreements in form and substance satisfactory to Agent executed to specifically subordinate any Excluded Affiliate Debt to the Obligations.
          State. A state of the United States of America and the District of Columbia.
          Subordination of Advisory Fees. The Subordination of Advisory Fees dated as of the date hereof and entered into between the Borrower, REIT and the Advisor evidencing the subordination of the advisor fees payable by the Borrower pursuant to the relevant Advisory Agreement to the Obligations, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.
          Subordination of Management Agreement. Collectively, (i) the Subordination of Management Agreement dated as of the date hereof and entered into between Shidler Hawaii Investment Partners, LLC and City Center, LLC, Davies Pacific, LLC, Pan Am I, LLC, Pan Am II, LLC, Pan Am III, LLC, And Pan Am IV, LLC, PBN Office, LLC, Pacific Office Properties Trust (Ward Avenue) LLC, Waterfront A, LLC, Waterfront B, LLC, Waterfront C, LLC, Waterfront D, LLC and Waterfront E, LLC and (ii) the Subordination of Management Agreement dated as of the date hereof and entered into between SHIDLER WEST INVESTMENT PARTNERS, L.P. and Pacific Office Properties Trust/3800 N. Central, LLC, Pacific Office Properties Trust/3838 N. Central, LLC, Pacific Office Properties Trust/4000 N. Central, LLC and Pacific Office Properties/Sorrento Tech, LLC, each evidencing the subordination of the management fees payable by the parties thereto pursuant to the relevant Management Agreement(s) to the Obligations, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.
          Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
          Subsidiary Guarantors. City Center, LLC and each Additional Guarantor.

          Titled Agents. The Arranger, and any co-syndication agents or documentation agent designated by Agent or Arranger.
          Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Thirty Million and No/100 Dollars ($30,000,000.00).
          Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.
          Unconsolidated Affiliate. In respect of any Person, any other Person in whom such Person holds an Investment, (a) which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person.
          Wholly Owned Subsidiary. As to the Borrower, any Subsidiary of Borrower that is directly or indirectly owned 100% by the Borrower.
     §1.2 Rules of Interpretation.
          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
          (b) The singular includes the plural and the plural includes the singular.
          (c) A reference to any law includes any amendment or modification of such law.
          (d) A reference to any Person includes its permitted successors and permitted assigns.
          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
          (f) The words “include”, “includes” and “including” are not limiting.
          (g) The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.
          (h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (i) Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.
          (j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
          (k) In the event of any change in generally accepted accounting principles after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.
§2. THE CREDIT FACILITY.
     §2.1 Loans.
          (a) Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.7 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Lender’s Commitment and (ii) such Lender’s Commitment Percentage of the sum of (1) the amount of all outstanding Loans, and (2) the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) and Letter of Credit Liabilities shall not at any time exceed the Total Commitment or the Borrowing Base (except to the extent otherwise expressly permitted in Section 3.2(b)). The Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Lender that such conditions have not been satisfied. No Lender shall have any obligation to make Loans to the Borrower in the aggregate principal outstanding balance of more than the principal face amount of its Note. The face amount of KeyBank’s Note includes the Inactive Amount, which as of the date hereof is not available to be borrowed by the Borrower.

          (b) The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below (provided that without increasing the Commitment of KeyBank, the initial Note delivered to KeyBank shall be in the principal face amount equal to the sum of KeyBank’s Commitment and the Inactive Amount). The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.
     §2.2 Facility Unused Fee. The Borrower agrees to pay to the Agent for the account of the Lenders in accordance with their respective Commitment Percentages a facility unused fee calculated at the rate of 0.35% per annum on the average daily amount by which the Total Commitment exceeds the sum of the outstanding principal amount of Loans and the outstanding Letter of Credit Liabilities during each calendar quarter or portion thereof, commencing on the date hereof and ending on the Maturity Date. The facility unused fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.3, with a final payment on the Maturity Date.
     §2.3 Reduction and Termination of the Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the Total Commitment be reduced in such manner to an amount less than $20,000,000.00) or to terminate entirely the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that each time that Proceeds are received on and after January 1, 2010, the Total Commitment shall be reduced by the amount of such Proceeds; provided, further however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Loans and the Letter of Credit Liabilities would exceed the Commitments of the Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this §2.3, the Agent will notify the Lenders of the substance thereof. Any reduction of the Commitments pursuant to this §2.3 or §3.5 shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Letters of Credit. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any facility fee under §2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     §2.4 Interest on Loans.
          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus 2.25%.
          (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus 3.50%.
          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.
          (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.
     §2.5 Requests for Loans. Except with respect to the initial Loan on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Loan requested hereunder (a “Loan Request”) by 1:00 p.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans. Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.7) and (ii) a certification by the chief financial officer or chief accounting officer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; provided, however, that there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time.
     §2.6 Funds for Loans.
          (a) Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Loans, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1. Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to the Borrower the amount of its or their Commitment Percentage for such Loans as provided in §12.5.
          (b) Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.
     §2.7 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit solely to fund the acquisition of new real estate related assets, capital expenditures and short term operating expenses related to real estate assets and other related purposes and expenditures reasonably approved by Agent.
     §2.8 Letters of Credit.
          (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit D hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed Fifteen Million Dollars ($15,000,000.00) (as such amount may be reduced pursuant to §2.3), (iii) in no event shall the outstanding principal amount of the Loans and the Letters of Credit (after giving effect to any requested Letters of Credit) exceed the Total Commitment or the Borrowing Base, (iv) the conditions set forth in §§10 and 11 shall have been satisfied, (v) no Lender is a Delinquent Lender (provided Issuing Lender may, in its sole discretion, be entitled to waive this condition), and (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower. The Issuing Lender shall be entitled to conclusively rely on an Authorized Officer’s authority to request a Letter of Credit on behalf of the Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Loan.
          (b) Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit E attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.
          (c) The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.8(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.
          (d) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit. No Lender’s obligation to participate in a Letter of Credit shall be affected by any other Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.
          (e) Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate set forth in the Agreement Regarding Fees, and (ii) for the accounts of the Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate of 3.50% per annum on the amount available to be drawn under such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender.
          (f) In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Base Rate Loan under this Agreement) and the Agent shall promptly notify each Lender by telecopy, telephone (confirmed in writing) or other similar means of transmission, and each Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Lender’s Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Lender shall not make such amount available on the Business Day on which such draw is funded, such Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1.0%) for each day thereafter. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this §2.8(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5. The failure of any Lender to make funds available to the Agent in such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.8(f).
          (g) If after the issuance of a Letter of Credit pursuant to §2.8(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Loan, each Lender will, on the date such Loan pursuant to §2.8(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.
          (h) Whenever at any time after the Issuing Lender has received from any Lender any such Lender’s payment of funds pursuant to its participation in a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.
          (i) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.
          (j) The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of Agent or any Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.
     §2.9 Extension of Maturity Date. The Borrower shall have the one-time right and option to extend the Maturity Date by six (6) months to February 25, 2011, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:
          (a) Extension Request. The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension). Any such Extension Request shall be irrevocable and binding on the Borrower.

          (b) Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to twenty-five (25) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.
          (c) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.
          (d) Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) (except to the extent such representations relate expressly to an earlier date, which representations shall be required to be true and correct in all material respects only as of such specified date).
     §2.10 Increase in Total Commitment.
          (a) Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.10, the Borrower shall have the option at any time and from time to time before the date that is six (6) months after the Closing Date to request an increase in the Total Commitment to not more than $40,000,000.00 by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $1,000,000.00 and there shall be no more than two (2) individual increases. Each Commitment Increase shall be applied to activate the Inactive Amount, which subject to the terms hereof shall be activated and become a part of the KeyBank Commitment.
          (b) On the effective date of the Commitment Increase (the “Commitment Increase Date”) the outstanding principal balance of the Loans shall be reallocated among the Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Loans. The participation interests of the Lenders in Letters of Credit shall be similarly adjusted.
          (c) Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Lenders to increase the Total Commitment pursuant to this §2.10 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:
               (i) No Default. On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default; and

               (ii) Representations True. The representations and warranties made by the Borrower and the Pledgors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Pledgors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Commitment is increased (except to the extent such representations relate expressly to an earlier date, which representations shall be required to be true and correct in all material respects only as of such specified date), both immediately before and after the Total Commitment is increased; and
               (iii) Additional Documents and Expenses. The Borrower and the Pledgors shall execute and deliver to Agent and the Lenders such additional documents, instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion, including, without limitation, a Compliance Certificate and a Borrowing Base Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase, and the Borrower shall pay all recording costs and fees, and any and all intangible taxes or other documentary taxes, assessments or charges or any similar fees, taxes or expenses which are payable in connection with such increase.
§3. REPAYMENT OF THE LOANS.
     §3.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans and other Letter of Credit Liabilities outstanding on such date, together with any and all accrued and unpaid interest thereon.
     §3.2 Mandatory Prepayments.
          (a) If at any time the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders, as applicable, for application to the Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8.
          (b) If at any time the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities exceeds the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans together with any additional interest or amounts payable pursuant to §4.8. Notwithstanding the foregoing sentence or the restrictions of Section 2.1(a) hereof, if the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities exceeds the Borrowing Base, Borrower shall not be required to pay the amount of such excess to the Agent for application to the Loans as required by the preceding sentence until May 25, 2009 (it being acknowledged that although the Borrowing Base as of the date of this Agreement is $21,758,692, the Lenders have, subject to the terms hereof, agreed to make available the sum of up to $30,000,000 until May 25, 2009); provided that if at such time an event occurs that would otherwise reduce the Borrowing Base, Borrower shall be required to reduce the outstanding Loans and Letter of Credit Liabilities as provided in this Agreement.

          (c) The Borrower shall pay the amount of all Proceeds to the Agent for the respective accounts of the Lenders for application to the Loan immediately upon receipt of any such Proceeds; provided however that notwithstanding the foregoing, on and after January 1, 2010, such Proceeds shall be applied, first, to Cash Collateralize any Letter of Credit Liabilities (in an amount equal to the then Outstanding amount thereof) and, second, for application to the Loans.
     §3.3 Optional Prepayments.
          (a) The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.
          (b) The Borrower shall give the Agent, no later than 1:00 p.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).
     §3.4 Partial Prepayments. Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2 and §3.3 shall be applied to the principal of Loans (first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans).
     §3.5 Effect of Prepayments. Amounts of the Loans prepaid under §3.2 and §3.3 prior to the Maturity Date may be reborrowed as provided in §2; provided however that after January 1, 2010, amounts of the Loans that are prepaid or applied to Cash Collateralize a Letter of Credit under §3.2(c) may not be reborrowed or redrawn and shall result in a dollar for dollar reduction in the Total Commitment.
§4. CERTAIN GENERAL PROVISIONS.
     §4.1 Conversion Options.
          (a) The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $100,000.00 or a LIBOR Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $100,000.00. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.
          (b) Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.
          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a LIBOR Rate Loan with a one-month Interest Period.
     §4.2 Fees. The Borrower agrees to pay to KeyBank and Agent for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated of even date herewith between the Borrower and KeyBank (the “Agreement Regarding Fees”). All such fees shall be fully earned when paid and nonrefundable under any circumstances.
     §4.3 Funds for Payments.
          (a) All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.
          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than income or franchise taxes imposed on any Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.
          (c) Each Lender organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under §4.3(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Lender receives a refund of any taxes paid by the Borrower pursuant to §4.3(b), such Lender will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund, the Borrower shall promptly repay to such Lender the amount of such refund.
          (d) The obligations of the Borrower to reimburse drawings under Letters of Credit pursuant to this Agreement (and of the Lenders to make payments to the Issuing Lender with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.
     §4.4 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or a 365 or 366 day year, as applicable, in the case of Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent demonstrable error.
     §4.5 Suspension of LIBOR Rate Loans. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent demonstrable error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.
     §4.6 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.
     §4.7 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. The Borrower understands, agrees to and acknowledges the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) the Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.
     §4.8 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law, or change in or phasing in of any presently existing law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:
          (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than taxes based upon or measured by the gross receipts, income or profits of such Lender or the Agent or its franchise tax), or
          (b) materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or
          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

          (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:
               (i) to increase the cost to any Lender (beyond the cost that would be applicable on the date hereof) of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or
               (ii) to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or
               (iii) to require any Lender or the Agent (beyond the requirement that would be applicable on the date hereof) to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.
     §4.9 Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.
     §4.10 Breakage Costs. The Borrower shall pay all Breakage Costs required to be paid by them pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.
     §4.11 Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the rate for Base Rate Loans that would otherwise be applicable at such time (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), and the fee payable with respect to Letters of Credit shall be increased to a rate equal to four percent (4.0%) above the Letter of Credit fee that would otherwise be applicable at such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrower shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents (other than payments due at maturity or upon acceleration), which is not paid by the Borrower within five (5) Business Days of the date when due.
     §4.12 Certificate. A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of demonstrable error.
     §4.13 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrower, the Lenders and the Agent.
     §4.14 Certain Provisions Relating to Increased Costs and Non-Funding Lenders. If a Lender gives notice of the existence of the circumstances set forth in §4.6 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon request of the Borrower, such

Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrower under the foregoing provisions, provided that such action would not be otherwise materially disadvantageous to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.6 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”) or (b) has failed to make available to Agent its pro rata share of any Loan or participation in a Letter of Credit and such failure has not been cured (a “Non-Funding Lender”), then, the Borrower shall have the one-time right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, as applicable, within sixty (60) days after receipt of such notice or request for payment or compensation or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitment. Such one-time right shall apply to each event or circumstances, or continuation of the same event or circumstances, that give rise to the right of the Borrower to cause such a transfer of a Lender’s Commitment, but the Borrower shall have an additional such one-time right with respect to any separate such event or circumstances. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment, with the prior written consent of the Borrower (so long as no Event of Default has occurred and is continuing), such consent not to be unreasonably withheld, conditioned or delayed. Upon any such purchase of the Commitment of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender or Non-Funding Lender, as applicable, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.
§5. COLLATERAL SECURITY; GUARANTORS.
     §5.1 Collateral. The Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents. The Obligations shall be guaranteed by the Guarantor pursuant to the Guaranty.
     §5.2 Additional Guarantors. In the event any Subsidiary of the Borrower shall satisfy the definition of “Material Subsidiary” after the date hereof (other than any Subsidiary which is prohibited from guarantying indebtedness by the express terms of its organizational documents or any Senior Loan Document to which such Subsidiary is party), the Borrower shall cause each such Subsidiary to promptly execute and deliver to Agent a Joinder Agreement, and such Subsidiary shall become a Guarantor hereunder and thereunder. Each such Subsidiary shall be authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder and thereunder and to execute the Contribution Agreement and such Security Documents as Agent may reasonably require. The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Joinder Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.
     §5.3 Additional Collateral. Promptly upon the occurrence of any event, including, without limitation, any acquisition of Real Estate or the acquisition or creation of a Subsidiary by the Borrower, or the refinancing, prepayment or repayment of any indebtedness, whether or not secured by any Real Estate, which permits, or removes or terminates any prohibition on, the granting of a mortgage or a pledge of Equity Interests in any such Real Estate or Subsidiary, the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such documents, instruments, agreements and certificates as the Agent may reasonably request, including any amendments to or additional Security Documents (“Additional Security Documents”), in order to grant to the Agent, for the benefit of the Lenders, a first priority lien and security interest (i) in the Real Estate if such Real Estate is not encumbered by a Mortgage within 90 days of the acquisition of such Real Estate or if such Real Estate is no longer encumbered by a mortgage following refinancing, prepayment or repayment of any indebtedness or (ii) if such Real Estate is encumbered by a mortgage or security instrument (or will be encumbered by a mortgage or security interest within 90 days of the acquisition of such Real Estate), then in 100% of the Equity Interests in the Wholly Owned Subsidiary owning or leasing the Real Estate or (iii) if such Real Estate is encumbered by a mortgage or security instrument (or will be encumbered by a mortgage or security interest within 90 days of the acquisition of such Real Estate) and if the Equity Interests of the entity that owns such Real Estate is encumbered, then in 100% of the Equity Interests in each Wholly Owned Subsidiary owning the Equity Interests of the Wholly Owned Subsidiary owning or leasing the Real Estate, each of (i), (ii) and (iii) above as may be granted by any such Additional Pledgor without violating any agreement or security instruments with any unaffiliated third party. In furtherance of the foregoing and in connection with (i), (ii) and (iii), each Loan Party covenants and agrees to enter into loan documentation, upon terms and conditions reasonably satisfactory to the Agent, in connection with the acquisition of Real Estate or the acquisition or creation of a Subsidiary of the Borrower or any refinancing, prepayment or repayment of any indebtedness of the Borrower or any Wholly Owned Subsidiary which owns or leases a Borrowing Base Asset, whether or not secured by such Borrowing Base Asset, which permits, or removes or terminates any prohibition on, the granting of a pledge of Equity Interests in any such Subsidiary so as to permit a first priority lien and security interest in as much of the

Equity Interests in such Subsidiary in favor of the Administrative Agent and the Lenders. Lender agrees that it shall subordinate its Mortgage in a Borrowing Base Asset on terms reasonably acceptable to Lender or shall release its Mortgage in a Borrowing Base Asset in exchange for a mezzanine interest in a Borrowing Base Asset if such is required by a third party lender in order for Borrower or its Subsidiary to obtain financing in connection with a Borrowing Base Asset. In connection with the delivery of such documents, instruments, agreements and certificates, the Borrower shall also deliver to the Agent such loan documents, organizational agreements, UCC search results, resolutions, consents, opinions and other due diligence documents and instruments as the Agent may reasonably require.
     §5.4 Release of Collateral.
          (a) Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans or Letters of Credit to the Borrower, then the Agent shall be entitled to release the Collateral from the lien and security interest of the Security Documents and to release the Borrower.
          (b) Upon the satisfaction of the conditions set forth in the definition of “Removed Borrowing Base Property”, the Administrative Agent shall, within ten (10) Business Days following the date such requirements are satisfied, execute and deliver such documents, instruments and other agreements as may be reasonably required to evidence and effect the release of the Collateral relating to such Removed Borrowing Base Property from the lien and security interest of the Security Documents.
§6. REPRESENTATIONS AND WARRANTIES.
     The Borrower represents and warrants to the Agent and the Lenders as follows.
     §6.1 Corporate Authority, Etc.
          (a) Incorporation; Good Standing. REIT is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Secretary of State of the State of Maryland, and is validly existing and in good standing under the laws of Maryland. REIT conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder. The Borrower is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Delaware Secretary of State, and is validly existing and in good standing under the laws of Delaware. The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.
          (b) Subsidiaries. Each of the Guarantors, the Carve-Out Guarantors and each of the Subsidiaries of the Borrower, the Carve-Out Guarantors and the Guarantors (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.
          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower, the Carve-Out Guarantors or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.
          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower, the Carve-Out Guarantors or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.
     §6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, any Carve-Out Guarantor or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained or made and the filing of the Security Documents in the appropriate records office with respect thereto.
     §6.3 Title to Properties. Except as indicated on Schedule 6.3 hereto or other adjustments that are not material in amount, REIT, the Borrower and their respective Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of REIT as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course since that date) subject to no rights of others, including any mortgages, leases pursuant to which REIT, the Borrower or any of their respective Subsidiaries or any of their respective Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.
     §6.4 Financial Statements. The Borrower has furnished to Agent: (a) the unaudited consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related unaudited consolidated statement of operations for the fiscal period then ended, certified by the chief financial or accounting officer of REIT, (b) an unaudited statement of Consolidated

Net Operating Income of REIT and its Subsidiaries for the fiscal period ended June 30, 2008 reasonably satisfactory in form to the Agent and certified by the chief financial or accounting officer of REIT as fairly presenting the Consolidated Net Operating Income for such period, (c) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the Balance Sheet Date and the related unaudited consolidated statement of operations for the fiscal period then ended, certified by the chief financial or accounting officer of Borrower, (d) an unaudited statement of Consolidated Net Operating Income of Borrower and its Subsidiaries for the fiscal period ended June 30, 2008 (which may separately include adjustments giving pro forma affect to acquisitions made prior to June 30, 2008) reasonably satisfactory in form to the Agent and certified by the chief financial or accounting officer of Borrower as fairly presenting the Consolidated Net Operating Income for such period, and (e) certain other financial information relating to the Borrower, the Guarantors, the Carve-Out Guarantors and the Collateral. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of REIT and its Subsidiaries and Borrower and its Subsidiaries, as applicable, as of such dates and the consolidated results of the operations of REIT and its Subsidiaries and Borrower and its Subsidiaries, as applicable, for such periods. There are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries or Borrower and its Subsidiaries, as applicable, involving material amounts not disclosed in said financial statements and the related notes thereto.
     §6.5 No Material Changes. Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, there has occurred no materially adverse change in the financial condition, prospects or business of REIT, the Borrower, the Carve-Out Guarantors and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of REIT or the Carve-Out Guarantors, as appropriate, as of the Balance Sheet Date, or its consolidated statement of operations or cash flows for the fiscal period then ended, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, prospects, operations or business activities of any of the Borrowing Base Assets from the condition shown on the statements of operations delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, prospects, operation or financial condition of any of the Borrowing Base Assets.
     §6.6 Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except with respect to Subsidiaries of the Borrower that are not Guarantors where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.
     §6.7 Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor, any Carve-Out Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to cause a Default or have a Material Adverse Effect. Except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any Carve-Out Guarantor any of their respective Subsidiaries or any Collateral, individually or in the aggregate, in excess of $1,000,000.00.
     §6.8 No Material Adverse Contracts, Etc. None of the Borrower, any Guarantor, any Carve-Out Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Borrower, any Guarantor, any Carve-Out Guarantors or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.
     §6.9 Compliance with Other Instruments, Laws, Etc. None of the Borrower, any Guarantor, any Carve-Out Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.
     §6.10 Tax Status. Each of the Borrower, the Guarantors, the Carve-Out Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim. There are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor, any Carve-Out Guarantor or their respective Subsidiaries. The taxpayer identification number for REIT is 86-0602478 and for the Borrower is 26-2182193.
     §6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.
     §6.12 Investment Company Act. None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
     §6.13 Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrower or any of their Subsidiaries or Affiliates or, to the best knowledge of the Borrower, any other Person other than Permitted Liens described in §8.2(i)(A) and (v).
     §6.14 Certain Transactions. Except as disclosed on Schedule 6.14 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors and services under the Advisory Agreement or the Managements Agreements described on Schedule 7.13 or otherwise approved by Agent), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.
     §6.15 Employee Benefit Plans. The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA. None of the assests of REIT, the Borrower or any of their respective Subsidiaries constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.
     §6.16 Disclosure. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading. All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor is and will be true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Collateral (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the

Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or Guarantor’s counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made demonstrably unreasonable).
     §6.17 Trade Name; Place of Business. Neither the Borrower nor any Guarantor uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of the Borrower is located at 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401.
     §6.18 Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.
     §6.19 Environmental Compliance. Except as specifically set forth in the written environmental site assessment reports of an Environmental Engineer provided to the Agent on or before the date hereof or as set forth in Schedule 6.19 hereto, or in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent, the Borrower makes the following representations and warranties, without any duty of inquiry or investigation:
          (a) None of the Borrower, the Guarantors or their respective Subsidiaries nor to the best knowledge and belief of Borrower any operator of the Real Estate, nor any tenant or operations thereon, is in material violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law, which violation involves Real Estate and has had or could reasonably be expected to have a Material Adverse Effect or involves a Borrowing Base Asset.
          (b) None of the Borrower, the Guarantors nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case involves Real Estate and has had or could reasonably be expected to have a Material Adverse Effect or involves a Borrowing Base Asset.
          (c) (i) No portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or, to the best knowledge and belief of the Borrower, the tenants and operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of Borrower’s, the Guarantors’ and their respective Subsidiaries’ respective businesses and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the use and storage of Hazardous Substances in reasonable quantities to the extent necessary for the operation of office properties of the type and size of those owned by Borrower, the Guarantors or any of their respective Subsidiaries in the ordinary course of their business, and in any event in compliance with all applicable Environmental Laws) (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of such Real Estate or adjacent properties; (iv) to the Borrower’s actual knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could be reasonably anticipated to have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.19(c) as to any Real Estate other than a Borrowing Base Asset where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect).
          (d) None of the Borrower, the Guarantors, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.
          (e) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or, to Borrower’s actual knowledge, affecting the Real Estate other than a Borrowing Base Asset except where such existence has not had or could not reasonably be expected to have a Material Adverse Effect.
          (f) The Borrower has not received any written notice of any claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which as to any Real Estate other than a Borrowing Base Asset has had or could reasonably be expected to have a Material Adverse Effect, nor is there any actual knowledge of any basis for such a claim.
     §6.20 Subsidiaries; Organizational Structure. Schedule 6.20(a) sets forth, as of the date hereof, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and REIT’s direct and indirect ownership interests therein. Schedule 6.20(b) sets forth, as of the date hereof, all of the Unconsolidated Affiliates of REIT and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, REIT’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.20(a) and 6.20(b) except as set forth on such Schedules.
     §6.21 Real Estate. All of the Real Estate of the Borrower, the Guarantors and their respective Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear, except for such portion of such Real Estate which is not occupied by any tenant and where such defects have not had and could not reasonably be expected to have a Material Adverse Effect. The Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands, tidelands, and Environmental Laws. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Real Estate which are payable by the Borrower, any Guarantor or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). Except as disclosed on Schedule 6.21 hereto, each Real Estate asset is separately assessed for purposes of real estate tax assessment and payment. There are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no pending, or to the knowledge of the Borrower, threatened or contemplated, eminent domain proceedings against any Real Estate. None of the Real Estate is now damaged as a result of any fire, explosion, accident, flood or other casualty. None of the Borrower, the Guarantors or any of their respective Subsidiaries has received any outstanding written notice from any insurer or its agent requiring performance of any work with respect to any of the Real Estate or canceling or threatening to cancel any policy of insurance, and each of the Real Estate complies with the material requirements of all of the Borrower’s, Guarantors’ and their respective Subsidiaries’ insurance carriers. No person or entity has any right or option to acquire any Real Estate or any Building thereon or any portion thereof or interest therein, except for certain tenants of such Real Estate pursuant to the terms of their Leases.

     §6.22 Brokers. None of REIT, the Borrower nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.
     §6.23 Other Debt. None of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of the payment of any Indebtedness or the performance of any material obligation under any related agreement, mortgage, deed of trust, security agreement, financing agreement or indenture to which any of them is a party. Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor. Schedule 6.23 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $1,000,000.00, and the Borrower has provided the Agent with true, correct and complete copies thereof.
     §6.24 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.
     §6.25 No Bankruptcy Filing. Neither the Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.
     §6.26 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.
     §6.27 Transaction in Best Interests of Borrower and Guarantors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries. The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the

Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.
     §6.28 Contribution Agreement. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     §6.29 OFAC. None of the Borrower or the Guarantors is (or will be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.
     §6.30 First Insurance Ground Lease. POP Ward Avenue has a ground lease interest pursuant to that certain First Insurance Ground Lease in connection with the First Insurance Real Estate which leasehold interest is free of any monetary liens or encumbrances that would be superior in priority to such leasehold interest and the foreclosure of which could terminate such leasehold interest, including specifically but not limited to any lien or encumbrance by any fee mortgagee of such First Insurance Real Estate, or following the occurrence of a First Insurance Ground Lease Subordination Event, Borrower has delivered to Agent a commercially reasonable subordination, attornment and non-disturbance agreement from such fee mortgagee in favor of the holder of the leasehold interest which is reasonably acceptable to Agent.
     §6.31 POPTLP, LLC. POPTLP, LLC, a Delaware limited liability company, is a wholly owned subsidiary of REIT which does not own any assets. POPTLP, LLC is not obligated with respect to any indebtedness or obligations to any Person.
§7. AFFIRMATIVE COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:
     §7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

     §7.2 Maintenance of Office. The Borrower and each Guarantor will maintain their respective chief executive office at 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.
     §7.3 Records and Accounts. The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, unless otherwise required by GAAP, or (y) change its fiscal year. Agent and the Lenders acknowledge that REIT’s fiscal year is a calendar year.
     §7.4 Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders:
          (a) within five (5) days of the filing of REIT’s Form 10-K with the SEC, but in any event not later than ninety (90) days after the end of each calendar year, (i) the audited Consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of operations, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal period or year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REIT that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Agent, and any other information the Lenders may reasonably request to complete a financial analysis of REIT and its Subsidiaries and (ii) the Consolidated balance sheet of Borrower and its Subsidiaries at the end of such year, and the related consolidated statements of operations, changes in capital for such year, setting forth in comparative form the figures for the previous fiscal period or year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of Borrower that the information contained in such financial statements fairly presents the financial position of Borrower and its Subsidiaries, and any other information the Lenders may reasonably request to complete a financial analysis of Borrower and its Subsidiaries;
          (b) within five (5) days of the filing of REIT’s Form 10-Q with the SEC, if applicable, but in any event not later than fifty (50) days after the end of each calendar quarter of each year, (i) copies of the unaudited Consolidated balance sheet of REIT and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of operations and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REIT that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries on the date thereof (subject to year-end adjustments) and (ii) copies of the unaudited Consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of operations for the portion of Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of Borrower that the information contained in such financial statements fairly presents the financial position of Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);
          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and prior to the inclusion of or removal of a Borrowing Base Asset from the Borrowing Base, a statement (a “Compliance Certificate”) certified by the chief financial officer or chief accounting officer of Borrower in the form of Exhibit F hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date. All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by copies of the statements of Funds from Operations and Net Operating Income for such calendar quarter, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer or chief accounting officer of Borrower that the information contained in such statement fairly presents the Funds from Operations and Net Operating Income for such periods. The Compliance Certificate shall also be accompanied by a certificate (a “Borrowing Base Certificate”) in the form of Exhibit G hereto (or in such other form as the Agent may approve from time to time) pursuant to which the Borrower shall include a list of the Borrowing Base Assets, the outstanding principal balance and maturity date under any applicable Senior Loan Document, the Borrowing Base Asset Value for each Borrowing Base Asset and the aggregate Borrowing Base, and a certification as to whether such Borrowing Base Assets satisfy each and every requirement in this Agreement to qualify as a Borrowing Base Asset, all certified by an Authorized Officer;
          (d) simultaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the REIT and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);
          (e) promptly following a request by the Agent, (i) a Rent Roll for each Real Estate asset constituting a Borrowing Base Asset and a summary thereof in form reasonably satisfactory to Agent, as of the end of the most recently completed calendar quarter, together with a listing of each tenant that has taken occupancy of such Real Estate in the calendar year to date, (ii) an operating statement for each Real Estate asset constituting a Borrowing Base Asset, for the period commencing on January 1 of the then current year to the end of the most recently completed calendar quarter, and a consolidated operating statement for the Real Estate assets constituting Borrowing Base Assets for such period (such statements and reports to be in form reasonably satisfactory to Agent), and (iii) a copy of each Lease or amendment to any Lease entered into in the calendar year to date with respect to a Real Estate asset constituting a Borrowing Base Asset;
          (f) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (i) listing the Real Estate owned by REIT, the Borrower and their respective Subsidiaries (or in which REIT, the Borrower or any of their respective Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of REIT, the Borrower and their respective Subsidiaries, which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse;
          (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports or proxy statements sent to the owners of the Borrower or REIT;
          (h) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and REIT;
          (i) promptly upon the filing hereof, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements and reports which the Borrower or REIT shall file with the SEC;
          (j) notice of any audits pending or threatened with respect to any tax returns filed by the Borrower or REIT promptly following notice of such audit;
          (k) within five (5) Business Days of notice or receipt, copies of any and all notices of default under any of the organizational agreements of any Company or Subsidiary Company (as defined in the Assignment) in which the Borrower, a Pledgor or a Company, as applicable, is a member, shareholder or partner or of any failure by the Borrower, such Pledgor or such Company to perform any obligation under any of such organizational agreements;
          (l) promptly upon receipt thereof, copies of any and all notices of default under any loan document securing or evidencing a mortgage loan made to the Borrower or any of its Subsidiaries secured by a Lien on Real Estate or any Equity Interest;
          (m) not later than January 31 of each year, a budget and business plan for the Borrower and its Subsidiaries for the next calendar year; and
          (n) from time to time such other financial data and information in the possession of REIT, the Borrower or their respective Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT, the Borrower or any of their respective Subsidiaries and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or any of its Subsidiaries) as the Agent may reasonably request.
Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof. Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent and the Lenders. The Borrower authorizes Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrower releases Agent and the Lenders from any liability in connection therewith, except in the case of gross negligence or willful misconduct of the Agent or any Lender.
     §7.5 Notices.
          (a) Defaults. The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.
          (b) Environmental Events. The Borrower will give notice to the Agent within ten (10) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in material violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) a Borrowing Base Asset, (B) any Real Estate and could reasonably be expected to have a Material Adverse Effect, or (C) the Agent’s liens or security title on the Collateral pursuant to the Security Documents.
          (c) Notification of Claims Against Collateral. The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

          (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of their respective Subsidiaries in an amount in excess of $1,000,000.00.
          (e) ERISA. The Borrower will give notice to the Agent within five (5) Business Days after the Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.
          (f) Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.
     §7.6 Existence; Maintenance of Properties.
          (a) The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their Subsidiaries, the preservation of which is necessary to the conduct of their business. REIT shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status. The common stock of REIT shall at all times be listed for trading and be traded on the American Stock Exchange or another national exchange reasonably approved by Agent, unless otherwise consented to by the Required Lenders.
          (b) The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of any Real Estate or would cause a Material Adverse Effect.

     §7.7 Insurance. The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will, at their expense, procure and maintain insurance covering such Person and its properties and assets in such amounts and against such risks and casualties as are customary for properties and assets of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.
     §7.8 Taxes; Liens. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon their properties, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of the Borrower, the Guarantors or their respective Subsidiaries, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.
     §7.9 Inspection of Properties and Books. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of tenants under their Leases), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period, and no such payment shall exceed $10,000.00 during any such period. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.
     §7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all applicable Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.
     §7.11 Further Assurances. The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
     §7.12 Business Operations. REIT, the Borrower and their respective Subsidiaries shall operate their respective businesses in substantially the same manner (including adherence to its hedging strategy) and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents. Neither REIT nor the Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than the ownership, operation and development of office properties located in Arizona, California or Hawaii, or businesses incidental thereto.
     §7.13 Subordination of Advisory Fees and Management Fees. The Borrower shall cause the advisory fees payable to the Advisor under the Advisory Agreement and the management fees payable under the Management Agreements and any and all other similar agreements, whether written or oral, to be subordinated to the prior payment in full of the Obligations on terms and conditions satisfactory to the Agent. Any fees payable by Borrower or any of its Subsidiaries in connection with any Management Agreement and any and all other similar agreements, whether written or oral, shall be subordinated to the prior payment in full of the Obligations and to the rights of the Agent and the Lenders under the Loan Documents on terms and conditions satisfactory to the Agent. The Borrower shall not enter into any Management Agreement with a third party manager for any Real Estate without the prior written consent of the Agent (which shall not be unreasonably withheld), and after such approval, no such Management Agreement shall be modified in any material respect or terminated without Agent’s prior written approval, such approval not to be unreasonably withheld. Agent may condition any approval of a new manager upon the execution and delivery to Agent of collateral assignment of such Management Agreement to Agent and a subordination of the manager’s rights thereunder to the prior payment in full of the Obligations and to the rights of the Agent and the Lenders under the Loan Documents. The Advisory Agreement and Management Agreements described on Schedule 7.13 hereto are approved by Agent.
     §7.14 Ownership of Real Estate. Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of REIT or the Borrower in any such Real

Estate now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by the Borrower or a Wholly Owned Subsidiary of the Borrower; provided, however that the Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly Owned Subsidiaries and Unconsolidated Affiliates as permitted by §8.3.
     §7.15 Distributions of Income to Borrower. The Borrower shall cause all of its Subsidiaries (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.
     §7.16 Plan Assets. The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate will be deemed to be Plan Assets at any time.
     §7.17 Borrowing Base Assets.
          (a) Generally. The Borrowing Base Assets shall at all times satisfy, and shall be included in the calculation of the Borrowing Base so as to ensure the satisfaction of, at all times, all of the following conditions:
               (i) each of the Borrowing Base Assets included in the calculation of the Borrowing Base shall be owned one hundred percent (100%) by the Borrower or a Subsidiary Guarantor which is a Wholly Owned Subsidiary of Borrower;
               (ii) each Borrowing Base Asset shall be an Eligible Asset which has been approved by the Required Lenders following receipt and approval of all due diligence materials reasonably requested by Agent in connection with such Eligible Asset;
               (iii) each Borrowing Base Asset shall be subject to a valid first priority lien to be held by Lender as required by § 5.3;
               (iv) each Borrowing Base Asset shall be free and clear of all Liens other than the valid first priority lien of Lender; and
               (v) unless the written consent of the applicable contracting party is obtained, each Borrowing Base Asset shall not be subject to a contractual obligation binding on the Borrower or the Subsidiary Guarantor that owns such Borrowing Base Asset which contractual obligation contains a covenant prohibiting the sale, transfer, pledge, assignment, hypothecation or other encumbrance of such Borrowing Base Asset.

          (b) Additions and Removals from Borrowing Base. Subject to the requirements of §§5.3 and 7.17(a), the Borrower may elect to add or remove one or more Borrowing Base Assets from the calculation of the Borrowing Base; provided that (x) in the event of the addition of any Borrowing Base Assets to the calculation of the Borrowing Base, the Borrower or the relevant Subsidiary Guarantor, as applicable, shall prior to such addition to the Borrowing Base deliver to the Agent such documents as Lender shall reasonably require including, without limitation, a determination of the Borrowing Base Asset Value, a Borrowing Base Certificate, an executed Acknowledgement with respect to such Borrowing Base Asset, if applicable, such Security Documents as are required under §5.3 to the extent not previously executed and delivered and all due diligence items reasonably required by Agent in connection with such Borrowing Base Asset (including but not limited to current title insurance, surveys, environmental reports and leases) and (y) the Borrower may not elect to remove a Borrowing Base Asset from the calculation of the Borrowing Base if at the time of such removal a Default or Event of Default shall have occurred and be continuing or would result therefrom. Notwithstanding the foregoing, in the event any Borrowing Base Asset fails to satisfy the requirements of the definition thereof, the Borrower shall immediately remove such Borrowing Base Asset from the calculation of the Borrowing Base. In the event of any such addition or removal, the Borrower shall deliver to the Agent, simultaneously therewith, a revised Borrowing Base Certificate giving effect to such addition or removal and, to the extent required by §3.2, the Borrower shall make a prepayment of the Loans. Schedule 7.17 hereto shall be deemed amended to reflect any addition or removal of any Borrowing Base Asset in accordance with this §7.17.
     §7.18 Senior Loan Document Defaults. Upon the occurrence of any default or event of default under any loan evidenced by Senior Loan Documents, the Agent shall have the right, but not the obligation, to pay any sums or to take any action which the Agent deems necessary or advisable to cure any default or alleged default under the Senior Loan Documents (whether or not the Borrower or any of its Subsidiaries is undertaking efforts to cure such default or the same is an event of default under the Senior Loan Documents or a Default or Event of Default hereunder), and such payment or such action is hereby authorized by the Borrower, and any sum so paid and any expense incurred by the Agent in taking any such action shall be evidenced by this Agreement and secured by the Security Documents and shall be immediately due and payable by Borrower to the Agent with interest at the rate for overdue amounts set forth in §4.11 until paid. The Agent shall be authorized to take such actions upon the assertion by the holder of the Senior Loan Documents of the existence of such “default” or “event of default” without any duty to inquire or determine whether such “default” or “event of default” exists. The consent or waiver by the holder of the Senior Loan Documents of any “event of default” under the Senior Loan Documents shall not annul the occurrence of an Event of Default hereunder unless otherwise approved by the Required Lenders, such approval not to be unreasonably withheld, conditioned or delayed. The Borrower shall cause its Subsidiaries to permit the Agent to enter upon the property that is the subject of the Borrowing Base Asset for the purpose of curing any default or alleged default under the Senior Loan Documents or hereunder.

§8. NEGATIVE COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:
     §8.1 Restrictions on Indebtedness. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
          (a) Indebtedness to the Lenders arising under any of the Loan Documents;
          (b) current liabilities of the Borrower, the Guarantor or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;
          (d) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in a Default;
          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and
          (f) Indebtedness pursuant to the loans and agreements listed on Schedule 8.1(f) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof and so long as such continues to remain Non-Recourse Indebtedness); and
          (g) Excluded Affiliate Debt; and
          (h) with respect to Real Estate acquired from and after the date hereof, Non-Recourse Indebtedness of the Subsidiaries of Borrower secured by Real Estate or Equity Interests under Senior Loan Documents and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof).
     §8.2 Restrictions on Liens, Etc. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist the following (collectively, “Permitted Liens”):
               (i) (A) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents and (B) Liens on assets other than (I) the Collateral and (II) any direct or indirect interest of the Borrower and any Subsidiary of the Borrower in any Guarantor, any Company or any Subsidiary Company in respect of judgments permitted by §8.1(d);
               (ii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;
               (iii) encumbrances on properties consisting of ground leases, easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or any such Subsidiary is a party, purchase money security interests and other liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect;
               (iv) liens granted by Borrower and its respective Subsidiaries on property or assets (other than Borrowing Base Assets) to secure Indebtedness permitted pursuant to §8.1(f) and §8.1(h); and
               (v) Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations.
     §8.3 Restrictions on Investments. Neither the Borrower nor any Guarantor will, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:
          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by Borrower or its Subsidiary;
          (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal

National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;
          (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00; and demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets of less than $100,000,000.00, provided that the aggregate amount at any time so invested with any one such bank shall not exceed $200,000.00;
          (d) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s or S&P at not less than “P 1” if then rated by Moody’s and not less than “A 1”, if then rated by S&P;
          (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody’s or S&P at not less than “Aa” if then rated by Moody’s and not less than “AA” if then rated by S&P;
          (f) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00;
          (g) shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000.00;
          (h) the acquisition of fee interests or long-term ground lease interests by the Borrower or its Subsidiaries in Real Estate which is utilized for income-producing office properties located in Arizona, California or Hawaii and businesses and investments incidental thereto;
          (i) Investments in Wholly Owned Subsidiaries of the Borrower; and
          (j) Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates, provided that the aggregate Investment therein shall not exceed fifteen percent (15%) of Gross Asset Value.
     §8.4 Merger, Consolidation. The Borrower will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted: (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower (other than any Subsidiary that is a Guarantor) with and into the Borrower (it being understood and agreed that in any such event the Borrower will be the surviving Person) and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor.
     §8.5 Sale and Leaseback. The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of Agent, such consent not to be unreasonably withheld.
     §8.6 Compliance with Environmental Laws. None of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating office properties and non-office properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in material compliance with all applicable Environmental Laws), except with respect to any Real Estate not related to a Borrowing Base Asset where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.
     The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:
               (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on any Real Estate in violation of applicable Environmental Laws; and
               (ii) if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower, any such Guarantor or any such Subsidiary), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable Environmental Laws; provided, that the Borrower, the Guarantors and their respective Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Agent and no action shall have been commenced by any enforcement agency. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.
               (iii) At any time after an Event of Default shall have occurred hereunder the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of any or all of the Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to any such Real Estate and (ii) whether the use and operation of any such Real Estate complies with all Environmental Laws to the extent required by the Loan Documents. Additionally, at any time (i) that the Agent or the Required Lenders shall have reasonable and objective grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Real Estate, or (ii) that any of the Real Estate is not in compliance with Environmental Laws to the extent required by the Loan Documents, or (iii) that the Agent or the Required Lenders shall believe it is necessary or desirable in connection solely with the Clifford Center Real Estate (provided however that the rights of Agent and Required Lenders under this clause (iii) may only be exercised one time during the term of the Loan), the Borrower shall promptly upon the request of Agent obtain and deliver to Agent such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.
     §8.7 Distributions.
          (a) The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners, if such Distribution is in excess of the amount which when added to the amount of all other Distributions paid in the same calendar quarter and the shorter of (A) the preceding calendar quarters from the date of this Agreement or (B) the preceding three (3) calendar quarters, would exceed ninety-five percent (95%) of such Person’s Funds from Operations for such period; provided that the limitations contained in this §8.7(b) shall not preclude the Borrower from making Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.
          (b) In the event that an Event of Default shall have occurred and be continuing, the Borrower shall make no Distributions, and REIT shall not pay any Distribution to its partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.
          (c) Notwithstanding the foregoing, at any time when an Event of Default under §12.1(a), (b), (g), (h) or (i) shall have occurred or the maturity of the Obligations has been accelerated, neither the Borrower nor REIT shall make any Distributions whatsoever, directly or indirectly.
     §8.8 Asset Sales. The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of any material asset other than pursuant to a bona fide arm’s length transaction. Neither the Borrower, any Guarantor nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate in one transaction or a series of transactions during any four (4) consecutive fiscal quarters in excess of an amount equal to twenty percent (20%) of Gross Asset Value, except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable, without the prior written consent of Agent and the Required Lenders.
     §8.9 Restriction on Prepayment of Indebtedness. The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence and during the continuance of any Event of Default; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1; and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate constituting a Borrowing Base Asset or Equity Interests therein which is satisfied solely from the proceeds of a sale of the Real Estate or Equity Interest therein securing such Indebtedness; and (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness after the occurrence and during the continuance of an Event of Default.
     §8.10 Derivatives Contracts. Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and permitted pursuant to §8.1.

     §8.11 Transactions with Affiliates. The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of REIT, the Borrower or any other Guarantor), except (i)  transactions set forth on Schedule 6.15 attached hereto, (ii) transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (iii) Excluded Affiliate Debt entered into from and after the date hereof which is based on fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
     §8.12 Equity Pledges. REIT will not create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable or beneficial interest in the Borrower, including, without limitation, any Distributions or rights to Distributions on account thereof.
     §8.13 Management Fees. The Borrower and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, pay any management fees or other payments under any Management Agreement to any manager that is an Affiliate of the Borrower, such Guarantor or such Subsidiary in the event that a Default or Event of Default shall have occurred and be continuing.
     §8.14 Material Agreements and Loan Documents. Borrower and the Guarantors shall not enter into, consent to or permit the termination, modification or amendment of any economic or other material terms of any Senior Loan Documents, the Advisory Agreement, any ground leases relating to any Borrowing Base Asset or any other material agreements to which Borrower or any Guarantor is a party without the prior written consent of Agent.
     §8.15 Excluded Affiliate Debt. Without the prior written consent of the Required Lenders, which consent may be withheld by the Required Lenders in their sole and absolute discretion, the Borrower shall not (i) modify or amend the Excluded Affiliate Debt, (ii) prepay, amortize, purchase, retire, redeem or otherwise acquire the Excluded Affiliate Debt, or (iii) make any payments on the Excluded Affiliate Debt. Provided that no Default or Event of Default exists under §8.7 or this §8.15 and no default, material misrepresentation or breach of warranty has occurred under the Subordination and Standstill Agreement, payments or accruals of interest on Excluded Affiliate Debt shall not be included in the calculation of Consolidated Interest Expense or Consolidated Fixed Charges.
     §8.16 POPTLP, LLC. REIT will not allow POPTLP, LLC to acquire or own any assets or to incur any indebtedness or obligations.
§9. FINANCIAL COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

     §9.1 Consolidated Total Indebtedness to Gross Asset Value. The Borrower will not at any time permit Consolidated Total Indebtedness to exceed seventy-five percent (75%) of Gross Asset Value.
     §9.2 Adjusted Consolidated EBITDA to Consolidated Fixed Charges. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended calendar quarter to Consolidated Fixed Charges for such period, to be less than (i) 1.25 to 1.00 on any date of determination that is prior to June 30, 2009 and (ii) 1.35 to 1.00 on any date of determination that is on or after June 30, 2009.
     §9.3 Adjusted Consolidated EBITDA to Adjusted Consolidated Fixed Charges. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended calendar quarter to Adjusted Consolidated Fixed Charges for such period to be less than 1.15 to 1.00.
     §9.4 Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $150,000,000.00, plus (ii) eighty percent (80%) of the sum of (A) any additional Net Offering Proceeds after the date hereof, plus (B) the value of interests in the Borrower or interests in REIT issued upon the contribution of assets to the Borrower or its Subsidiaries.
     §9.5 Available Amount. The Borrower shall not at any time permit the Outstanding Loans and Letter of Credit Liabilities to be greater than the Borrowing Base.
§10. CLOSING CONDITIONS.
     The obligation of the Lenders to make the Loans or issue Letters of Credit shall be subject to the satisfaction of the following conditions precedent:
     §10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document.
     §10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.
     §10.3 Resolutions. All action on the part of the Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

     §10.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.
     §10.5 Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.
     §10.6 Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.
     §10.7 Performance; No Default. The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.
     §10.8 Representations and Warranties. The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.
     §10.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.
     §10.10 Compliance Certificate and Borrowing Base Certificate. The Agent shall have received a Compliance Certificate and Borrowing Base Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which REIT has provided financial statements under §6.4 adjusted in the best good faith estimate of REIT as of the Closing Date.
     §10.11 Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

     §10.12 Contribution Agreement. The Agent shall have received an executed counterpart of the Contribution Agreement.
     §10.13 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.
§11. CONDITIONS TO ALL BORROWINGS.
     The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
     §11.1 Prior Conditions Satisfied. All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.
     §11.2 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.
     §11.3 Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information, or a fully completed Letter of Credit Request required by §2.8 in the form of Exhibit D hereto fully completed, as applicable.
§12. EVENTS OF DEFAULT; ACCELERATION; ETC.
     §12.1 Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
          (b) the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained in §9;
          (d) the Borrower, the Guarantors, the Carve-Out Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents);
          (e) any representation or warranty made by or on behalf of the Borrower, the Carve-Out Guarantors, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;
          (f) the Borrower, any Guarantor or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any principal, interest or other amount on account any obligation for borrowed money or credit received or other Indebtedness, or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(f), involve singly or in the aggregate obligations for Indebtedness totaling in excess of $5,000,000.00;
          (g) the Borrower, any Carve-Out Guarantor, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;
          (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any Carve-Out Guarantor, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

          (i) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for the Borrower, any Carve-Out Guarantor, any Guarantor or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;
          (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against (x) the Borrower, any Guarantor or any of their Subsidiaries that, either individually or in the aggregate, exceed $5,000,000.00;
          (k) any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;
          (l) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Carve-Out Guarantor, any Guarantor or any of their respective Subsidiaries shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;
          (m) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;
          (n) the Borrower, any Carve-Out Guarantor, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of the Borrower or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could have a Material Adverse Effect, or (ii) the Collateral;
          (o) any Guarantor or any Carve-Out Guarantors denies that it has any liability or obligation under the Guaranty or the Carve-Out Guaranty, as applicable, or any other Loan

Document, or shall notify the Agent or any of the Lenders of its intention to attempt to cancel or terminate the Guaranty or the Carve-Out Guaranty, as applicable, or any other Loan Document;
          (p) any Change of Control shall occur; or
          (q) an Event of Default under any of the other Loan Documents shall occur;
then, and in any such event, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent. Upon demand by Agent or the Required Lenders in their absolute and sole discretion after the occurrence of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Loan have been satisfied, the Lenders will cause a Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Loan will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, the Borrower will deposit with and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations. Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and Lenders have no further obligation to make Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.
     §12.2 Certain Cure Periods; Limitation of Cure Periods.
          (a) Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such failure within five (5) Business Days after the date such payment is due, provided that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures such failure within thirty (30) days following receipt of written notice of such failure, provided that the provisions of this clause (ii) shall not pertain to any default consisting of a failure to comply with §7.4(c), §8.1, §8.2, §8.3, §8.4, §8.7, §8.8, §8.15 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.
     §12.3 Termination of Commitments. If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders shall, by notice to the Borrower terminate the obligation to make Loans and issue Letters of Credit to the Borrower. No termination under this §12.3 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.
     §12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.
     §12.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:
          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;
          (b) Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (ii) in the event that any Lender shall have wrongfully failed or refused to make an advance under §2.5(d), §2.7 or §2.8(f) and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iii) except as otherwise provided in clause (ii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and
          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.
§13. SETOFF.
     Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender. Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14. THE AGENT.
     §14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.
     §14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.
     §14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.
     §14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.
     §14.5 Payments.
          (a) A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or participation in a Letter of Credit, (ii) to comply with the provisions of

§13 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Delinquent Lender’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Lenders or any matter requiring approval of all of the Lenders, shall be suspended while such Lender is a Delinquent Lender. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower or the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of the Borrower as to its desired application of payments. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Delinquent Lender any amounts to be paid to such Delinquent Lender under this Agreement, (ii) to collect interest from such Lender for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus one percent (1%), for each day during such period, and (iii) bring an action or suit against such Delinquent Lender in a court of competent jurisdiction to recover the defaulted obligations of such Delinquent Lender. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
     §14.6 Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
     §14.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.
     §14.8 Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.
     §14.9 Resignation. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Any such resignation or removal may at Agent’s option also constitute Agent’s resignation as Issuing Lender. Upon any such resignation, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender, hereunder by a successor Agent and, if applicable, Issuing Lender, such successor Agent and, if applicable, Issuing Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender, and the retiring Agent and, if applicable, Issuing Lender, shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Issuing Lender. If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.
     §14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors or out of the Collateral within such period. The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.
     §14.11 Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.
     §14.12 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     §14.13 Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders, the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.
     §14.14 Borrower Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.
§15. EXPENSES.
     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any imposed taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent’s or any Lender’s gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums or costs and environmental review costs and expenses, (d) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (e) the out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication and/or participation of the Loans, (f) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Collateral, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in subparagraph (e), above), (g) all out-of-pocket expenses (including attorneys’ fees and costs) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrower or the Guarantors, (h) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (i) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (j) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.
§16. INDEMNIFICATION.
     The Borrower agrees to indemnify and hold harmless the Agent, the Lenders and the Arranger and each director, officer, employee, agent and Affiliate thereof and Person who controls the Agent or any Lender or the Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Real Estate or the Loans, (b) any non-environmental condition of the Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any Guarantor or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, and (f) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§17. SURVIVAL OF COVENANTS, ETC.
     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.
§18. ASSIGNMENT AND PARTICIPATION.
     §18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit H annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor, (e) such assignee of a portion of the Loans shall have a net worth as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by Agent and, so long as no Default or Event of Default exists hereunder, the Borrower), (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower, and (g) such assignee shall be subject to the terms of any intercreditor agreement among the Lenders and the Agent. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and

Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor.
     §18.2 Register. The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.
     §18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.
     §18.4 Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.8, §4.9 and §4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to §2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under this Agreement). Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.
     §18.5 Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or to such other Person as the Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof or foreclosure thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
     §18.6 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.
     §18.7 Disclosure. The Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Borrower or any Guarantor that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons agree to be bound by the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such assignees, transferees or participants agree to be bound by and such other Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other governmental authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such government authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, or is disclosed with the prior approval of the Borrower. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.
     §18.8 Amendments to Loan Documents. Upon any such assignment or participation, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.
     §18.9 Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.
§19. NOTICES.
     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy and addressed as follows:
If to the Agent or KeyBank:
KeyBank National Association
800 Superior
Cleveland, Ohio 44114-1306
Attn: Real Estate Capital Services
With a copy to:
KeyBank National Association
1200 Abernathy Road, Suite 1550
Atlanta, Georgia 30328
Attn: Mr. Tayven Hike
Telecopy No.: (770) 510-2195

and
McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn: William F. Timmons, Esq.
Telecopy No.: (404) 527-4198
If to the Borrower:
c/o Pacific Office Properties, L.P.
233 Wilshire Boulevard, Suite 830
Santa Monica, California 90401
Attn: Mr. Jim Kasim, Chief Financial Officer
Telecopy No.: (310) 395-2741
With a copy to:
Pillsbury Winthrop Shaw Pittman LLP
725 South Figueroa Street
Los Angeles, California 90017
Attn: William S. Waller, Esq.
Telecopy No.: (213)629-1033
to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
§20. RELATIONSHIP.
     Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.
§21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.
     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (ii) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF THE BORROWER EXISTS AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.
§22. HEADINGS.
     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§23. COUNTERPARTS.
     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§24. ENTIRE AGREEMENT, ETC.
     This Agreement and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan

Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.
§25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.
     EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.
§26. DEALINGS WITH THE BORROWER.
     The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.
§27. CONSENTS, AMENDMENTS, WAIVERS, ETC.
     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender: (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.10 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loans; (f) an extension of the Maturity Date (except as provided in §2.9); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower, any Guarantor or any Collateral except as otherwise provided in this Agreement; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action. The provisions of §14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
§28. SEVERABILITY.
     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
§29. TIME OF THE ESSENCE.
     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.
§30. NO UNWRITTEN AGREEMENTS.
     THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.
§31. REPLACEMENT NOTES.
     Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.
§32. NO THIRD PARTIES BENEFITED.
     This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower or any of their Subsidiaries of any development or the absence therefrom of defects.
§33. PATRIOT ACT.
     Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.
BORROWER:

PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership
By:	Pacific Office Properties Trust, Inc., a Maryland corporation

Its:	Sole general partner

By:	/s/ James M. Kasim
Name:	James M. Kasim
Its:	Chief Financial Officer (SEAL)

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent
By:	/s/ Tayven Hike
Name:	Tayven Hike
Title:	Vice President